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                                                                   Exhibit 10.44

                                 AMENDMENT NO. 1
                                       TO
                                CREDIT AGREEMENT

                  AMENDMENT, dated as of December 30, 1998 ("AMENDMENT"), to the Credit Agreement dated as of November 20, 1998 (as amended hereby and from time to time hereafter, the "CREDIT AGREEMENT"), by and among POLYVISION CORPORATION, a New York corporation ("POLYVISION"), POSTERLOID CORPORATION, a Delaware corporation ("POSTERLOID"), GREENSTEEL, INC., a Delaware corporation ("GREENSTEEL") (each of PolyVision, Posterloid and Greensteel, a "BORROWER" and collectively, the "BORROWERS"), the banks, financial institutions and other institutional lenders from time to time party thereto (each a "LENDER" and collectively, the "LENDERS"), KBC BANK N.V. ("KBC" or "KBC LENDER"), FLEET NATIONAL BANK, as the Initial Issuing Bank, SwingLine Bank, European Letter of Credit Bank ("FLEET," and together with KBC, each a "SENIOR LENDER" and together the "SENIOR LENDERS") and Fleet National Bank as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:

                  WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent (a) consent to (i) the issuance and sale of certain 12.5% Senior Subordinated Notes in the aggregate principal amount of $25,000,000 and certain Warrants by PolyVision to John Hancock Mutual Life Insurance Company, Hancock Mezzanine Partners L.P. and John Hancock Variable Life Insurance Company (each a "Purchaser" and together the "Purchasers") pursuant to a Senior Subordinated Note and Warrant Purchase Agreement dated as of the date hereof and more fully identified below (as defined below, the "Subordinated Note Agreement"), (ii) the use of the proceeds of such sale to prepay the Bridge Loan and terminate the Bridge Loan Warrant (as such terms are defined in the Subordinated Note Agreement), and (b) make certain other changes in the Credit Agreement as hereinafter set forth; and

                  WHEREAS, capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement except as otherwise indicated herein;

                  NOW, THEREFORE, in consideration of the premises, the Borrowers, the Lenders, the Senior Lenders and the Administrative Agent agree as follows:

ARTICLE I.        AMENDMENTS TO CREDIT AGREEMENT.
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                  This Amendment to Credit Agreement shall be deemed to be an amendment to the Credit Agreement, and shall not be construed in any way as a replacement therefor. All of the terms and provisions of this Amendment , including, without limitation, the representations and warranties set forth herein, are hereby incorporated by reference into the Credit Agreement as if such terms and provisions were set forth in full therein. The Credit Agreement is hereby amended, effective as of the Effective Date (as defined in Section 5.1 hereof) upon the satisfaction of the conditions precedent set forth in Article V hereof, in the following respects.

         1.1 Paragraph 3(c) of the Preliminary Statements is amended to correct the following typographical errors: the reference to "BEF 640,240,846" in clause
(a) is replaced with "BEF 378,015,000 with respect to PolyVision Belgium and PolyVision France (and BEF 897,978,347 in the aggregate when taken together with the amendment and restatement of the credit facility referred to in the following clause (b) "; and the reference to "Twenty-Six Million One Hundred Thirty Thousand Six Hundred Eight ($26,130,608)" in clause (c) is replaced with "Eighteen Million Six Hundred Thirty Thousand Six Hundred Eight ($18,630,608)".

         1.2 The definitions of "SENIOR SUBORDINATED NOTES" and "SENIOR SUBORDINATED NOTE AGREEMENT" appearing in Section 1.1 of the Credit Agreement are amended and restated in their entireties to read as follows:

                  "SENIOR SUBORDINATED NOTES" means, collectively, the Senior Subordinated Note and Warrant Purchase Agreement dated as of December 30, 1998 among PolyVision, Posterloid, Greensteel, and the Purchasers thereunder, relating to the issuance of $25 million in Senior Subordinated Notes together with all exhibits, attachments, annexes and schedules thereto and all agreements, instruments and documents executed or delivered pursuant thereto as in effect on December 30, 1998 with such amendments, modifications and supplements thereto or replacements thereof as are permitted to be made in accordance with the terms of this Agreement.

                  "SENIOR SUBORDINATED NOTE AGREEMENT" (or "SENIOR SUBORDINATED LOAN AGREEMENT") means the Senior Subordinated Note and Warrant Purchase Agreement referred to in the definition of "Senior Subordinated Notes".


         1.3 Section 5.21, "GRANT OF SECURITY INTEREST IN FOREIGN DEBT" is amended to replace all references to "Administrative Agent" with "KBC."

         1.4 Section 6.1(f), "LIENS, ETC." is amended to replace the reference to "Section 4.14(a)" with a reference to "Section 3.8".

         1.5 Section 6.2(c) (iv), "DEBT", is amended to add at the conclusion thereof the following:


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                  "PROVIDED, FURTHER, that if any prepayment penalty or similar amount is actually paid by any of the Borrowers upon any refinancing of the Senior Subordinated Notes (as such term is defined herein after giving effect to Amendment No. 1 to this Agreement) an amount equal to the aggregate sum of (1) plus
                  (2) and the costs and expenses associated with such refinancing shall be added to the principal amount of the Senior Subordinated Notes; and"

         1.6 Section 6.7, "DIVIDENDS, ETC.", is amended to include the following words immediately after the first reference therein to "dividends":

                  ", make any payments in the nature of or in lieu of dividends to holders of warrants"

         1.7 Section 6.7(a), "DIVIDENDS, ETC.", is amended as follows (underlined text indicates additions):

                  "(a) PolyVision and any Borrower may declare and pay dividends and distributions payable solely in common stock of PolyVision or such Borrower; and the Borrowers and Subsidiaries may, subject to the applicable subordination provisions of the Senior Subordinated Note Agreement pay dividends and distributions to PolyVision in an amount equal to interest AND SCHEDULED PRINCIPAL PAYMENTS (but no sooner than (2) days prior to the due date of such PRINCIPAL OR interest payments) payable from time to time in respect of the Senior Subordinated Notes, [remainder of paragraph is unchanged]..."

         1.8 Section 6.13(b)(ii) , "AMENDMENT OF MATERIAL CONTRACTS", is amended to delete the period at the conclusion of clause (b)(ii) and to insert in lieu thereof the following:

                  "; and none of the "Transaction Documents" as defined in the Senior Subordinated Note Agreement (as defined herein after giving effect to Amendment No. 1 to this Agreement) relating to the warrants issued pursuant thereto shall mandate or require the Borrowers to, and no holder thereof shall have the right to require the Borrowers to, (i) declare or pay any cash dividends or cash distributions in respect thereof (other than payments to warrant holders in lieu of dividends on common stock (which payments of dividends are not permitted to be made hereunder) on the terms set forth in the Warrant Agreement or Warrants (as defined in the Senior Subordinated Note Agreement as in effect on the date of Amendment No. 1 to this Agreement), or (ii) purchase, redeem, retire, defease or otherwise acquire for cash any of its capital stock, warrants, options or rights to acquire such capital stock (provided that the terms of this clause (ii) shall not be deemed to limit the rights of the holders of the warrants issued in connection with the Senior Subordinated Note Agreement (as in effect on the date of Amendment No. 1 to this Agreement) under Section
                  5.01 of said Agreement in respect of anti-dilution protection for such warrants) or (iii) issue securities in respect thereof which payments of or in respect of which are not


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                  subordinate to the Obligations under the Loan Documents, and,
                  PROVIDED, further that no such equity interests shall contain any rights, whether or not on conversion or otherwise that, if exercisable or exercised at any time could result in a Change of Control."

         1.9 Section 6.13(b)(ii) , "AMENDMENT OF MATERIAL CONTRACTS", is amended to read as follows in clause (vi) (underlined text indicates additions):

                  "(vi) provide for any security in respect of the obligations under the Senior Subordinated Note Agreement OTHER THAN AS PERMITTED BY SECTION 6.1(F) [reminder of clause is unchanged] . . ."

         1.10 Section 6.18, "ISSUANCE OF STOCK," is amended to add the following new subparagraph (f):

                           "and (f) PolyVision may issue the warrants described in the Senior Subordinated Note Agreement and the shares of its common stock or other securities required to be issued by it pursuant to the terms of the "Warrants" and "Warrant Agreement" (as such terms are defined in the Senior Subordinated Note Agreement) (as such Warrants and Warrant Agreement are in effect on the date of Amendment No. 1 to this Agreement) upon exercise of any such warrant subject to the provisions of Section 6. 13(b)(ii)."

         1.11 Section 6.22, "RETENTION OF CASH," is amended as follows (underlined text indicates additions):

                           "SECTION 6.22 RETENTION OF CASH. Retained cash at PolyVision or in any accounts of PolyVision except for such amounts as are reasonably expected to be used for the payments of amounts contemplated hereunder OR THE SENIOR SUBORDINATED NOTE AGREEMENT OR THE SENIOR SUBORDINATED NOTES (SUBJECT TO THE SUBORDINATION PROVISIONS IN SUCH AGREEMENT AND NOTES) and are due within a reasonably short period of time" [remainder of Section unchanged].

ARTICLE II.       ACKNOWLEDGMENT UNDER KBC LOAN AGREEMENTS.

         2.1 The KBC Lender acknowledges that the definition "Senior Subordinated Loan Agreement" in each KBC Loan Agreement is a reference to the "Senior Subordinated Note Agreement" in the Credit Agreement after giving effect to this Amendment No. 1.

ARTICLE III.      CONSENT TO SENIOR SUBORDINATED NOTE AGREEMENT.


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         3.1 The Lenders, Fleet and the Administrative Agent hereby consent to the execution and delivery by the Company and its Subsidiaries of the Senior Subordinated Note Agreement and the Senior Subordinated Notes as defined in
Section 1.2 hereof (herein sometimes referred to as the "Subordinated Note Agreement"), the related Warrant Agreement, the related Warrants, the related Registration Agreement and the Intracompany Subordination Agreement all in substantially the form of the drafts dated December 30, 1998 (with appropriate completion of blanks (the "Subordination Documents") (to the extent each is a party thereto) and their performance of their obligations thereunder (subject to
Section 7 of the Subordinated Note Agreement) and the issuance and sale of the Senior Subordinated Notes and Warrants by the Company are hereby consented to by the Lenders, Fleet, the Administrative Agent and the KBC Lender.

         3.2 The Lenders, Fleet, the Administrative Agent and the KBC Lender hereby confirm that none of (i) the execution and delivery by the Company and its Subsidiaries of the Senior Subordinated Note Agreement, the Senior Subordinated Notes, the related Warrant Agreement, the related Warrants, the related Registration Agreement and the related Intracompany Subordination Agreement (to the extent each is a party thereto); (ii) the issuance and sale of the Notes and Senior Subordinated Notes and Warrants by the Company; and (iii) the use of the proceeds thereof to prepay the Bridge Loan and terminate the Bridge Loan Warrant constitute a "Default" or "Event of Default" under the Credit Agreement or the KBC Loan Agreements.

         3.3 The Lenders, Fleet, the Administrative Agent and the KBC Lender acknowledge and agree that the Purchasers, in connection with their execution and delivery of the Subordinated Note Agreement, may rely on: (i) the due authorization of each officer of a Lender, Fleet, the Administrative Agent or the KBC Lender executing this Amendment on behalf of such Lender, Fleet, the Administrative Agent and the KBC Lender and (ii) the Lenders, Fleet, the Administrative Agent and the KBC Lender party hereto as being the sole parties under the Credit Agreement and the KBC Loan Agreements whose consent are required to take the action being taken hereby.

ARTICLE IV.       REPRESENTATION AND WARRANTIES OF BORROWERS.

         Each of the Borrowers represents and warrants as follows:

         4.1 Each Borrower has the power to execute and deliver this Amendment and to perform the Credit Agreement, as amended hereby, and the transactions contemplated hereby and each Borrower has taken all necessary action, corporate or otherwise, to authorize the execution and delivery of this Amendment, the performance of the Credit Agreement, as amended hereby, and the delivery of and performance under the Subordinated Documents. No consent or approval of any Person (including, without limitation, any stockholder of any Borrower), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution or delivery by any Borrower of this Amendment or the performance by any Borrower, or the validity or


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enforcement of the Credit Agreement as amended hereby or of the transactions contemplated hereby.

         4.2 The execution and delivery by the Borrower of this Amendment and performance by it hereunder and under the Credit Agreement as amended hereby, does not and will not violate any provision of law (including, without limitation, the Williams Act, Sections 13 and 14 of the Securities and Exchange Act of 1934, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and Regulations U, G and X of the Board of Governors of the Federal Reserve System and the rules and regulations promulgated thereunder) and does not and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or any certificate of incorporation or by-laws of any Borrower or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, instrument, document, bond, note or indenture to which any Borrower is a party, or by which it is bound or any of its properties or assets is affected, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrowers, except for the Liens created and granted pursuant to the Security Documents or otherwise permitted under the Credit Agreement.

         4.3 This Amendment has been duly executed and delivered by the Borrowers and this Amendment and the Credit Agreement as amended hereby each constitutes the valid and legally binding obligation of the Borrowers, enforceable in accordance with its terms.

         4.4 The Liens granted pursuant to the Security Documents secure, without limitation, the Obligations under the Credit Agreement as amended by this Amendment whether or not so stated in the Security Documents. The terms "Obligations" as used in the Security Documents (or any other term used therein to refer to the Indebtedness, liabilities and obligations of the Borrower to the Lenders) include, without limitation, Indebtedness, liabilities and obligations to the Lenders under the Credit Agreement as amended by this Amendment.

         4.5 The representations and warranties contained herein and in the Credit Agreement and other Loan Documents are correct on and as of the Effective Date after giving effect to this Amendment as though made on and as of such date except for changes in the ordinary course of business not prohibited by the Credit Agreement and not individually or in the aggregate having a Material Adverse Effect, and (ii) no Default or Event of Default has occurred and is continuing on the Effective Date or would result from the taking effect of this Amendment; and execution and delivery hereof by the Borrowers shall constitute confirmation that the terms of this Section 4.5 are true and correct.

ARTICLE V.        CONDITIONS PRECEDENT.

         5.1 EFFECTIVE DATE CONDITIONS. The effectiveness of the amendments set forth in Article I hereof shall be subject to the fulfillment by the Borrowers, in a manner satisfactory to the Administrative Agent and the Lenders, of all of the conditions precedent set forth in this Article V, and the date on which the last of all such conditions shall have been fulfilled to the


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satisfaction of the Administrative Agent and the Lenders, shall be herein called the "EFFECTIVE DATE":

                  (a) The Borrower, the Lenders and the Administrative Agent shall have executed and delivered this Amendment.

                  (b) The Borrowers shall have paid all outstanding fees and expenses of counsel to the Administrative Agent incurred in connection herewith.

                  (c) All legal matters incident to this Amendment and the Credit Agreement shall be reasonably satisfactory to the Administrative Agent and counsel to the Administrative Agent.

Article VI.       MISCELLANEOUS.

         6.1 The Credit Agreement and the other agreements to which any Borrower is a party delivered in connection herewith or with the Credit Agreement are, and shall continue to be, in full force and effect, and are hereby ratified and confirmed in all respects, except that on and after the Effective Date (a) all references in the Credit Agreement to "this Agreement," "hereto," "hereof," "hereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby, (b) all references in the Credit Agreement, the Security Documents or any other agreement, instrument or document executed and delivered in connection therewith to the "Credit Agreement," "thereto," "thereof," "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby.

         6.2 The Credit Agreement and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Amendment. Except as so amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms. The execution and delivery of this Amendment by the Borrowers, the Lenders and the Administrative Agent shall not waive or be deemed to waive any default which has occurred or which may be occurring in respect of the Credit Agreement.

         6.3 The miscellaneous provisions under Article 11 of the Credit Agreement, together with the definitions of all terms used therein, and all other Sections of the Credit Agreement to which such Sections refer are hereby incorporated by reference as if the provisions thereof were set forth in full herein.

         6.4 This Amendment may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original, and all such counterparts shall constitute one and the same instrument.

         6.5 THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF


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CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES
HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


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                  IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment No. 1 to the Credit Agreement to be duly executed as of the date first above written.


                             POLYVISION CORPORATION


                             By: /s/ JOSEPH A. MENNITI
                                 --------------------------------
                             Name: Joseph A. Menniti
                             Title: Chief Executive Officer

                             POSTERLOID CORPORATION


                             By: /s/ JOSEPH A. MENNITI
                                 --------------------------------
                             Name: Joseph A. Menniti
                             Title: President

                             GREENSTEEL, INC.


                             By: /s/ JOSEPH A. MENNITI
                                 --------------------------------
                             Name: Joseph A. Menniti
                             Title: President

                             FLEET NATIONAL BANK,
                               as Administrative Agent, as European
                                 Letter of Credit Bank as Initial Issuing Bank,
                               as SwingLine Bank, as a Lender


                             By: /s/ ALEX SADE
                                 --------------------------------
                             Name: Alex Sade
                             Title: Director


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                             KBC BANK N.V.,
                               as a Lender under the Credit Agreement
                               and each of the KBC Loan Agreements


                             By: /s/ RAYMOND F. MURRAY
                                 --------------------------------
                             Name: Raymond F. Murray
                             Title: First Vice President


                             By: /s/ MICHAEL V. CURRAN
                                 --------------------------------
                             Name: Michael V. Curran
                             Title: Vice President


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